UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 2, 2017

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On May 3, 2017, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for its first quarter of 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual General Meeting of Shareholders of the Company (the “Annual Meeting”) held on May 2, 2017, the Company’s shareholders approved an amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “2014 LTIP”). The Board of Directors of the Company had previously approved the amendment. The amendment increases the number of the Company’s common shares authorized for issuance under the 2014 LTIP by 1,000,000 shares, with only 500,000 of such additional shares to be available for issuance as awards that are not share appreciation rights or share option awards.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2017, the Company held the Annual Meeting. The following matters were voted on and approved by the Company’s shareholders at the Annual Meeting:

(1)	The election of three Class III directors to hold office until the 2020 annual general meeting of shareholder.

(2)	The appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the 2018 annual general meeting of shareholders and to authorize the Company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

(3)	The approval of an amendment to the 2014 LTIP and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes.

The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1 – Election of directors:

Director	For	Withhold	Broker Non-Votes
J. Adam Abram*	10,800,013	5,632,951	951,174
Robert P. Myron*	10,471,092	5,961,872	951,174
Michael T. Oakes	19,712,325	7,317,877	951,174

* Pursuant to the Company’s bye-laws, so long as the Company’s shareholders affiliated with D. E. Shaw & Co., L.P. (the “D. E. Shaw Affiliates”) collectively own more than 20% of the Company’s outstanding common shares, the D. E. Shaw Affiliates are not entitled to vote the shares that they own with respect to the election of certain designated director nominees (the “Excluded Directors”). Messrs. Abram and Myron are designated as Excluded Directors and were nominated for election as Class III directors at the Annual Meeting.

As of March 16, 2017, the record date for the Annual Meeting, the D. E. Shaw Affiliates collectively owned approximately 36.1% of the Company’s outstanding common shares. As a result of Messrs. Abram’s and Myron’s status as Excluded Directors, the D. E. Shaw Affiliates were not permitted to vote the shares they owned in the election of such nominees at the Annual Meeting. Consequently, such shares were not voted in the election of Messrs. Abram and Myron and are not included in the voting results above. For additional information regarding the prohibition on the D. E. Shaw Affiliates’ ability to vote for the Excluded Directors, see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2017.

Proposal 2 – The appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the 2018 annual general meeting of shareholders and to authorize the company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration:

For	Against	Abstain	Broker Non-Votes
27,465,424	197,289	318,663	0

Proposal 3 – The approval of an amendment to the 2014 LTIP and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes:

For	Against	Abstain	Broker Non-Votes
24,951,348	1,779,182	299,672	951,174

Item 8.01	Other Events.

On May 3, 2017, the Company announced that its board of directors declared a cash dividend of $0.30 per common share of the Company to be paid on June 30, 2017 to shareholders of record on June 12, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1	Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan
99.1	Press Release of the Company dated May 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: May 3, 2017	By:	/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan
99.1	Press Release of the Company dated May 3, 2017